SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): February 23, 2000 (December 10, 1999)


                                     DynCorp

             (Exact name of registrant as specified in its charter)

       Delaware                        1-3879                      36-2408747
(State or other jurisdiction    (Commission File Number)          IRS Employer
 of incorporation)                                          (Identification No)

                11710 Plaza America Drive, Reston, Virginia 20190
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (703) 261-5000

        Former address: 2000 Edmund Halley Drive, Reston, Virginia 20191
          (Former name or former address, if changed since last report)


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The  registrant  hereby amends and restates Item 7 to its Current Report on Form
8-K, filed with the Securities and Exchange Commission as of December 27, 1999, to add financial statements exhibits relating to the business acquired and amends the cover sheet of the Current Report to reflect the change of address and telephone number of the registrant's principal executive offices.

Item 7. -- Financial Statements and Exhibits

Exhibit 1 Purchase Agreement, dated as of October 29, 1999, between the registrant and Contel Federal Systems, Inc. joined in to the extent set forth therein by GTE Corporation (previously filed)

Exhibit 2 Credit Agreement, dated as of December 10, 1999, among the registrant, Citicorp USA, as administrative agent, and Citibank, N.A., Citicorp USA, Inc., Bankers Trust Company, and First Union National Bank, as lenders.(previously filed)

Exhibit 3 Purchase Agreement, dated as of December 10, 1999, among the registrant, DB Capital Investors, L.P., The Northwestern Mutual Life Insurance Company, and Wachovia Capital Investments. (previously filed)

Exhibit 4 Registration Rights Agreement, dated as of December 10, 1999, among the registrant, DB Capital Investors, L.P., The Northwestern Mutual Life Insurance Company, and Wachovia Capital Investments. (previously filed)

Exhibit 5 Audited financial statements of Information Systems Division (A Division of GTE Government Systems Corporation) as of December 31, 1998 and 1997, together with auditors' report. (filed herewith)

Exhibit 6 Unaudited pro forma combined statements of operation for the nine-month and twelve-month periods ending September 30, 1999 and December 31, 1998, respectively, giving effect to the acquisition as though it had occurred on the first day of the respective periods; unaudited pro forma combined balance sheet as of September 30, 1999, giving effect to the acquisition as though it had occurred on September 30, 1999; and notes to unaudited pro forma combined financial statements. (filed herewith)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 DynCorp

Date:  February 23, 2000                   /s/ H. Montgomery Hougen
                                           ------------------------
                                               H. Montgomery Hougen
                                               Vice President and Secretary